EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS

American Millennium Corporation, Inc.

We hereby consent to the incorporation by reference in this August 4, 1999 filing of American Millennium Corporation, Inc. on Form S-8 of our report appearing in the Company's Annual Report of Form 10-KSB for the year ended July 31, 1998.

/s/  Steve H. Dohan, CPA
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Dohan and Company, P.A.
Certified Public Accountants
7700 North Kendall Drive, Suite 204
Miami, Florida 33135-7564
Telephone: (305)274-1366
Facsimile: (305)274-1368